UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Celanese Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0420726 (I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Suite 900N, Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

1.25% Senior Notes Due 2025	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-216005

Securities to be registered pursuant to Section 12(g) of the Act: None

_____________________________________
(Title of Class)

TABLE OF CO-REGISTRANTS

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number of Principal Executive Offices
Celanese US Holdings LLC*	Delaware	20-1206848	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Americas LLC	Delaware	22-1862783	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Acetate LLC	Delaware	56-2051387	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Chemicals, Inc.	Delaware	13-2916623	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
CNA Holdings LLC	Delaware	13-5568434	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese International Corporation	Delaware	75-2622529	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celtran, Inc.	Delaware	56-0818166	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
KEP Americas Engineering Plastics, LLC	Delaware	22-3537574	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Ticona Fortron Inc.	Delaware	22-3140276	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Ticona Polymers, Inc.	Delaware	13-3313358	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Ticona LLC	Delaware	22-3546190	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Global Relocation LLC	Delaware	41-2243055	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Ltd.	Texas	75-2622526	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000
Celanese Sales U.S. Ltd.	Texas	47-4261191	222 W Las Colinas Blvd., Suite 900N Irving, TX 75039 972-443-4000

* Celanese US Holdings LLC is the issuer of the debt securities registered hereby. The other listed co-registrants are guarantors of the debt securities.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Celanese Corporation (the "Registrant") has filed with the Securities and Exchange Commission (the "SEC") a prospectus supplement dated December 4, 2017 (the "Prospectus Supplement") to a prospectus dated February 10, 2017 (the "Prospectus"), relating to securities to be registered hereunder included in the Registrant's automatic shelf Registration Statement on Form S-3 (File No. 333-216005), which became automatically effective on February 10, 2017.

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant and the Co-Registrants on this registration statement (the “Co-Registrants”) register hereunder €300,000,000 aggregate principal amount of 1.25% Senior Notes Due 2025 (the “Notes”) issued by the Registrant's subsidiary, Celanese US Holdings LLC, a Co-Registrant on this registration statement. For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities and Guarantees” of the Prospectus dated February 10, 2017 (Registration No. 333-216005), as supplemented by the information under the heading “Description of Notes” in the Registrant’s related Prospectus Supplement, dated December 4, 2017, filed by the Registrant with the SEC on December 6, 2017 (Registration No. 333-216005). Such information is incorporated herein by reference and made a part of this registration statement in its entirety. Copies of such descriptions will be filed with the New York Stock Exchange, Inc.

Item 2. Exhibits.

Exhibit
Number	Description
4.1
Indenture, dated as of May 6, 2011, by and between Celanese US Holdings LLC and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the SEC on May 6, 2011).

4.2‡
Form of Seventh Supplemental Indenture by and among Celanese US Holdings LLC, the Guarantors party thereto, Wells Fargo Bank, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.

4.3‡	Form of 1.25% Senior Note due 2025.

99.1
Prospectus dated February 10, 2017, and Prospectus Supplement dated December 4, 2017, relating to the Notes (incorporated by reference to the prospectus and prospectus supplement filed by the Registrant on December 6, 2017 (Registration No. 333-216005)).

______________________________
‡ Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 7, 2017

CELANESE CORPORATION

By:	/s/ Kevin S. Oliver
Name: Kevin S. Oliver
Title: Acting Chief Financial Officer,
Chief Accounting Officer and Controller

CELANESE US HOLDINGS LLC

By:	/s/ Kevin S. Oliver
Name: Kevin S. Oliver
Title: President

CELANESE AMERICAS LLC (f/k/a Celanese Americas Corporation)

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

CELANESE ACETATE LLC

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

CELANESE CHEMICALS, INC.

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

CNA HOLDINGS LLC (f/k/a CNA HOLDINGS, INC.)

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

CELANESE INTERNATIONAL CORPORATION

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

CELTRAN, INC.

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

KEP AMERICA ENGINEERING PLASTICS, LLC

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

TICONA FORTRON INC.

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

TICONA POLYMERS, INC.

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

TICONA LLC

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

CELANESE GLOBAL RELOCATION LLC

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

CELANESE LTD.

By:	CELANESE INTERNATIONAL
CORPORATION as General Partner

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

CELANESE SALES LTD.

By:	CELANESE INTERNATIONAL
CORPORATION as General Partner

By:	/s/ Chuck B. Kyrish
Name: Chuck B. Kyrish
Title: Vice President and Treasurer

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